Exhibit 2.1

AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of August 4, 2017, is made and entered into by and among Hubei Xinyan Equity Investment Partnership (Limited Partnership) ( ( ) ), a Chinese limited partnership (“Parent”), China Integrated Circuit Industry Investment Fund Co., Ltd. ( ), a Chinese company (“Sponsor”), and Xcerra Corporation, a Massachusetts corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, on April 7, 2017, Unic Capital Management Co., Ltd. ( ( ) ), a Chinese company (“Unic Capital”), Sponsor and the Company entered into that certain Agreement and Plan of Merger (as it may be further amended from time to time, the “Merger Agreement”);

WHEREAS, on August 4, 2017, Unic Capital, Parent and the Company entered into that certain Assignment and Assumption Agreement, pursuant to which, Unic Capital assigned its rights, interests and obligations under the Merger Agreement to Parent, and Parent became a party to the Merger Agreement;

WHEREAS, Section 8.4 of the Merger Agreement provides that the Merger Agreement may be amended by execution of an instrument in writing signed on behalf of each of Parent, the Company and Sponsor; and

WHEREAS, the parties hereto desire to enter into this Amendment, which shall amend the Merger Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, representations, warranties, covenants, agreements and obligations contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Merger Agreement shall be amended as follows:

1.    Amendment. The words “wholly-owned Subsidiary of Parent” in the first paragraph of the Recitals, the second paragraph of the Recitals, Section 2.1, Section 6.19 and Section 9.3 of the Merger Agreement shall be deleted in their entirety and replaced by the words “controlled Subsidiary of Parent”.

2.    Effectiveness.    This Amendment shall be effective and binding, and the Merger Agreement shall be deemed amended, upon its execution by the parties hereto. This Amendment shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. Except as expressly amended hereby, all terms and provisions of the Merger Agreement are and shall remain in full force and effect, and all references to the Merger Agreement shall hereafter refer to the Merger Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

3.	Miscellaneous.

A.    This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts. Section 9.9 of the Merger Agreement is incorporated herein by reference as if set forth herein in its entirety and shall apply mutatis mutandis to this Amendment.

B.    This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

C.    This Amendment shall be binding on the successors and assigns of the parties hereto.

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IN WITNESS WHEREOF, all parties hereto have caused this Amendment to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.

PARENT:

HUBEI XINYAN EQUITY INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP) ( ( ) )

By:	/s/ Du Yang
Name:	Du Yang
Title:	Legal Representative

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, all parties hereto have caused this Amendment to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.

SPONSOR:

CHINA INTEGRATED CIRCUIT INDUSTRY INVESTMENT FUND CO., LTD. ( )

By:	/s/ Du Yang
Name:	Du Yang
Title:	Authorised Representative

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, all parties hereto have caused this Amendment to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.

THE COMPANY:

XCERRA CORPORATION

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President & Chief Executive Officer

[Signature Page to Amendment to the Agreement and Plan of Merger]